First Niagara Financial Group, Inc.
Exhibit 99.2 - Summary of Quarterly Financial Data

                                                2003                                           2002
                                            -----------      -----------------------------------------------------------------------
                                                First            As of         Fourth           Third         Second         First
                                               Quarter       December 31,      Quarter         Quarter        Quarter       Quarter
                                            -----------      ------------     ----------      ----------    ----------    ----------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                $ 3,603,432        2,934,795      2,934,795        2,882,867     2,872,223     2,854,763
Total interest-earning assets               $ 3,293,147        2,676,194      2,676,194        2,617,973     2,614,950     2,603,948
Fed funds and other short-term investments  $   392,956           45,167         45,167          216,543       125,177       147,801
Securities, at amortized cost               $   666,750          625,324        625,324          431,741       550,720       553,310
Loans:
   Real estate loans:
     One-to four-family                     $   992,949          927,453         927,453         926,162       944,268       962,433
     Home equity                            $   167,087          136,986         136,986         134,641       130,642       121,212
     Multi-family                           $   171,582          170,357         170,357         153,786       145,650       142,955
     Commercial real-estate                 $   377,878          303,136         303,136         302,197       291,778       264,397
     Construction                           $   117,324          107,200         107,200          94,046        82,133        77,204
                                            -----------       ----------      ----------      ----------    ----------    ----------
       Total real estate loans              $ 1,826,820        1,645,132       1,645,132       1,610,832     1,594,471     1,568,201
                                            -----------       ----------      ----------      ----------    ----------    ----------

   Commercial business loans                $   208,137          178,555         178,555         174,867       154,778       143,121
   Consumer loans                           $   188,260          169,155         169,155         172,104       178,725       181,182
   Net deferred costs and discounts         $     7,965            2,591           2,591           2,355         2,365         1,786
                                            -----------       ----------      ----------      ----------    ----------    ----------
       Total loans                          $ 2,231,182        1,995,433       1,995,433       1,960,158     1,930,339     1,894,290
Goodwill and other intangibles              $   107,048           80,493          80,493          80,717        80,776        81,016

Total interest-bearing liabilities          $ 2,706,561        2,468,396       2,468,396       2,425,613     2,431,133     2,436,611

Deposits:
   Interest-bearing deposits:
     Savings accounts                       $   688,597          632,894         632,894         634,312       623,412       551,002
     Interest-bearing checking              $   511,941          467,550         467,550         484,778       512,719       528,416
     Certificates of deposit                $ 1,054,996          879,246         879,246         880,130       871,759       930,545
     Mortgagors' payments held in escrow    $     9,317           15,619          15,619          12,698        16,387        10,523
   Noninterest-bearing deposits             $   133,946          134,160         134,160         127,614       123,997       111,804
                                            -----------       ----------      ----------      ----------    ----------    ----------
       Total deposits                       $ 2,398,797        2,129,469       2,129,469       2,139,532     2,148,274     2,132,290
Stock subscription proceeds (1)             $       N/A           75,952          75,952             N/A           N/A           N/A

Short-term borrowings                       $    63,980           69,312          69,312          73,426        72,633        72,251
Long-term borrowings                        $   377,730          327,823         327,823         340,269       334,223       343,874
Stockholders' equity                        $   711,646          283,696         283,696         279,173       272,303       264,202
Tangible equity (2)                         $   604,598          203,203         203,203         198,456       191,527       183,186
Fair value adjustment included in
   stockholders' equity                     $     3,333            4,230           4,230           3,675         3,197           454
Common shares outstanding                        66,071           25,005          25,005          24,988        24,925        24,856
Total loans serviced for others             $   289,341          242,871         242,871         258,997       255,818       249,469

                                                2003                                             2002
                                            -----------      -----------------------------------------------------------------------
                                               First         Year-to-Date       Fourth           Third        Second         First
                                              Quarter        December 31,       Quarter         Quarter       Quarter       Quarter
                                            -----------      ------------     ----------      ----------    ----------    ----------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES (3)
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                $ 3,460,151        2,852,799       2,872,553       2,894,726     2,869,204     2,773,161
Total interest-earning assets               $ 3,163,493        2,597,142       2,614,851       2,638,472     2,617,506     2,516,202
Fed funds and other short-term investments  $   295,743          137,639         144,490         208,145       121,566        74,813
Securities, at amortized cost               $   681,051          513,561         480,747         456,455       573,919       544,451
Loans  (4)                                  $ 2,167,176        1,931,288       1,973,358       1,954,118     1,911,144     1,885,312
Goodwill and other intangibles              $   101,695           80,866          80,639          80,784        80,932        81,116
Interest-bearing liabilities:
   Savings accounts                         $   671,930          588,611         627,502         634,107       592,461       498,453
   Interest-bearing checking                $   485,655          507,305         470,735         501,684       519,283       538,325
   Certificates of deposit                  $ 1,014,610          883,867         878,675         877,185       900,201       879,491
   Mortgagors' payments held in escrow      $    12,237           17,579          15,528          22,660        16,733        15,135
   Stock subscription proceeds (1)          $    35,000            2,355           9,342             N/A           N/A           N/A
   Other borrowed funds                     $   438,047          414,064         409,182         411,520       411,557       424,190
                                            -----------       ----------      ----------      ----------    ----------    ----------
     Total interest-bearing liabilities     $ 2,657,479        2,413,781       2,410,964       2,447,156     2,440,235     2,355,594

Interest-bearing deposits                   $ 2,184,432        1,997,362       1,992,440       2,035,636     2,028,678     1,931,404
Noninterest-bearing deposits                $   128,000          115,977         127,315         121,324       111,738       103,410
                                            -----------       ----------      ----------      ----------    ----------    ----------
   Total deposits                           $ 2,312,432        2,113,339       2,119,755       2,156,960     2,140,416     2,034,814

Stockholders' equity                        $   618,195          274,533         283,087         278,073       270,796       265,949
Tangible equity (2)                         $   516,500          193,667         202,448         197,289       189,864       184,833
Common shares outstanding (5):
   Basic                                         65,758           64,445          64,647          64,543        64,375        64,205
   Diluted                                       67,268           65,883          66,194          66,080        65,770        65,307

First Niagara Financial Group, Inc.
Exhibit 99.2 - Summary of Quarterly Financial Data (Cont'd)

                                                          2003                                   2002
                                                        --------    ---------------------------------------------------------------
                                                          First     Year-to-Date     Fourth      Third        Second         First
                                                         Quarter    December 31,     Quarter    Quarter       Quarter       Quarter
                                                        --------    ------------    --------    --------      --------     --------

-----------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Interest income                                         $ 42,923       167,637        40,654      41,914        42,536       42,533
Interest expense                                        $ 17,535        76,107        17,103      18,857        19,828       20,319
                                                        --------      --------      --------    --------      --------     --------
Net interest income                                     $ 25,388        91,530        23,551      23,057        22,708       22,214
Provision for credit losses                             $  1,957         6,824         1,835       1,729         1,730        1,530
                                                        --------      --------      --------    --------      --------     --------
Net interest income after provision for credit losses   $ 23,431        84,706        21,716      21,328        20,978       20,684

Noninterest income:
   Bank service charges and fees                        $  3,800        14,226         3,748       3,662         3,477        3,339
   Lending and leasing income                           $    899         5,523         1,771       1,521         1,192        1,039
   Insurance services and fees                          $  3,309        12,610         2,846       3,063         3,579        3,122
   Bank-owned life insurance earnings                   $    753         2,706           689         680           683          654
   Annuity and mutual fund commissions                  $    752         2,585           660         679           773          473
   Investment advisory and fiduciary services           $    220         1,112           232         244           309          327
   Net realized losses on investment securities
     available for sale                                 $    (16)       (1,044)         (801)       (311)           82          (14)
   Gain on sale of banking center (6)                   $     --         2,429         2,429          --            --           --
   Other                                                $    330         1,640           391         435           496          318
                                                        --------      --------      --------    --------      --------     --------
     Total noninterest income                           $ 10,047        41,787        11,965       9,973        10,591        9,258

Noninterest expense:
   Salaries and benefits                                $ 12,572        45,180        11,595      11,663        10,809       11,113
   Occupancy and equipment                              $  2,441         7,526         1,845       1,880         1,871        1,930
   Technology and communications                        $  2,360         8,599         2,375       2,085         2,233        1,906
   Marketing and advertising                            $  1,068         2,612           768         686           620          538
   Amortization of other intangibles                    $    318           677           175         178           162          162
   Other                                                $  3,288        12,737         3,855       2,984         2,916        2,982
                                                        --------      --------      --------    --------      --------     --------
     Total noninterest expense                          $ 22,047        77,331        20,613      19,476        18,611       18,631

Income from continuing operations before income taxes   $ 11,431        49,162        13,068      11,825        12,958       11,311
Income taxes from continuing operations                 $  3,980        18,752         4,735       4,018         6,085        3,914
                                                        --------      --------      --------    --------      --------     --------
     Income from continuing operations                  $  7,451        30,410         8,333       7,807         6,873        7,397
                                                        --------      --------      --------    --------      --------     --------
Income from discontinued operations, net of tax (7)     $    163           385            69         129           134           53
                                                        --------      --------      --------    --------      --------     --------
     Net income                                         $  7,614        30,795         8,402       7,936         7,007        7,450
                                                        --------      --------      --------    --------      --------     --------

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STOCK AND RELATED PER SHARE DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Net income per share (5):
   Basic                                                $   0.12          0.48          0.13        0.12          0.11         0.12
   Diluted                                              $   0.11          0.47          0.13        0.12          0.11         0.11
Cash dividends (5)                                      $   0.05          0.17          0.05        0.04          0.04         0.04
Dividend payout ratio                                      41.67%        35.42%        38.46%      33.33%        36.36%       33.33%
Dividend yield (annualized) (8)                             1.73%         1.68%         1.96%       1.30%         1.50%        2.41%
Book value (5)                                          $  10.77          4.39          4.39        4.32          4.22         4.11
Tangible book value (2) (5)                             $   9.15          3.14          3.14        3.07          2.97         2.85
Market price (NASDAQ: FNFG) (5):
   High                                                 $  11.92         12.41         12.39       12.41         11.59         7.52
   Low                                                  $  10.11          6.07         10.03       10.31          6.57         6.07
   Close                                                $  11.75         10.10         10.10       12.21         10.73         6.74

-----------------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (3)
(Annualized)
-----------------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets                                 0.89%         1.08%         1.16%       1.09%         0.98%        1.09%
   Return on average equity                                 5.00%        11.22%        11.78%      11.32%        10.38%       11.36%
   Return on average tangible equity (2)                    5.98%        15.90%        16.47%      15.96%        14.80%       16.35%
Yield on interest-earning assets                            5.46%         6.45%         6.20%       6.33%         6.51%        6.80%
Rate on interest-bearing liabilities                        2.68%         3.15%         2.81%       3.06%         3.26%        3.50%
                                                        --------      --------      --------    --------      --------     --------
Net interest rate spread                                    2.78%         3.30%         3.39%       3.27%         3.25%        3.30%
Net interest margin                                         3.21%         3.52%         3.60%       3.50%         3.47%        3.52%
As a percentage of average assets:
   Noninterest income (9)                                   1.18%         1.50%         1.76%       1.41%         1.47%        1.36%
   Noninterest expense                                      2.58%         2.71%         2.85%       2.67%         2.60%        2.72%
                                                        --------      --------      --------    --------      --------     --------
   Net overhead                                             1.40%         1.21%         1.09%       1.26%         1.13%        1.36%
Efficiency ratio (9)                                       62.19%        58.61%        60.83%      58.41%        56.03%       59.17%

First Niagara Financial Group, Inc.
Exhibit 99.2 - Summary of Quarterly Financial Data (Cont'd)

                                                       2003                                      2002
                                                      -------     -----------------------------------------------------------------
                                                       First         As of         Fourth        Third        Second         First
                                                      Quarter     December 31,    Quarter       Quarter       Quarter       Quarter
                                                      -------     ------------    -------       -------       -------       -------
-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS (10)

-----------------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                               18.64%        10.27%        10.27%        10.69%        10.18%        10.02%
Total risk based capital                                19.70%        11.34%        11.34%        11.81%        11.25%        11.06%
Tier 1 (core) capital                                   12.21%         6.54%         6.54%         6.90%         6.73%         6.76%
Tangible capital                                        12.15%         6.54%         6.54%          N/A           N/A           N/A
Equity to assets                                        19.75%         9.67%         9.67%         9.68%         9.48%         9.25%

-----------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   One-to four-family                                 $ 3,723         4,071         4,071         4,656         4,252         5,040
   Home equity                                        $   474           332           332           396           488           504
   Commercial real-estate and multi-family            $ 1,537         1,225         1,225         2,187         2,240         2,365
   Consumer                                           $   630           652           652           690           619           746
   Commercial business                                $ 3,572         1,198         1,198         2,992         4,134         4,062
                                                      -------       -------       -------       -------       -------       -------
     Total non-performing loans                       $ 9,936         7,478         7,478        10,921        11,733        12,717

Other non-performing assets                           $ 1,646         1,423         1,423           151           310           676
                                                      -------       -------       -------       -------       -------       -------
Total non-performing assets                           $11,582         8,901         8,901        11,072        12,043        13,393

Allowance for credit losses                           $23,913        20,873        20,873        20,299        19,694        18,983
Net loan charge-offs                                  $   918         4,678         1,261         1,124         1,019         1,274
Provision for credit losses as a
   percentage of net loan charge-offs                  213.18%       145.87%       145.52%       153.83%       169.77%       120.09%
Total non-performing assets as a
   percentage of total assets                            0.32%         0.30%         0.30%         0.38%         0.42%         0.47%
Total non-performing loans to total loans                0.45%         0.37%         0.37%         0.56%         0.61%         0.67%
Net charge-offs to average loans (annualized)            0.17%         0.24%         0.25%         0.23%         0.21%         0.27%
Allowance for credit losses to total loans               1.07%         1.05%         1.05%         1.04%         1.02%         1.00%
Allowance for credit losses
   to non-performing loans                             240.67%       279.13%       279.13%       185.87%       167.85%       149.27%
-----------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                             897           945           945           937           941           932
Number of banking centers                                  45            38            38            39            38            38

----------
(1) Represents stock subscription proceeds received exclusive of funds authorized for withdrawal from deposit accounts with First Niagara Bank, which are included within their respective deposit account categories and totaled $13.2 million at December 31, 2002.
(2)   Excludes goodwill and other intangibles.
(3)   Averages presented are daily averages.
(4)   Net of deferred costs and unearned discounts.
(5) All per share data and references to the number of shares outstanding for purposes of calculating per share amounts are restated to give retroactive recognition to the 2.58681 exchange ratio applied in the January 17, 2003 conversion.
(6) On October 25, 2002, the Company sold its Lacona Banking Center. In connection with this transaction, approximately $2.6 million of assets and $26.4 million of deposits were sold, which resulted in a gain of $2.4 million.
(7) Effective February 17, 2003, First Niagara Bank sold NOVA Healthcare Administrator, Inc. its wholly- owned third-party benefit plan administrator subsidiary as it was not considered one of the Company's strategic core businesses. Accordingly, in accordance with SFAS No. 144, "Accounting for the impairment or disposal of long-lived assets," for current and prior periods presented the Company has reported the results of operations from NOVA as "Discontinued Operations," including the net of tax gain on sale realized in the first quarter of 2003 of $207 thousand.
(8)   Computed based upon the period end closing stock price.
(9)   Excludes net gain/loss on securities available for sale.
(10) Effective November 8, 2002, First Niagara Bank converted to a federal charter subject to Office of Thrift Supervision ("OTS") capital requirements. These capital requirements apply only to First Niagara Bank and do not consider additional capital retained by the Holding Company. Prior to converting to federal charters, the Holding Company and First Niagara Bank were required to maintain minimum capital ratios calculated in a similar manner to, but not entirely the same as, the framework of the OTS. Amounts prior to the fourth quarter of 2002 have not been recomputed to reflect OTS requirements.